CITY NATIONAL

Morgan Stanley

ERVIN COHEN & JESSUP LLP
9401

Douglas Emmett

EARNINGS RESULTS & OPERATING INFORMATION

FOURTH QUARTER 2018

Executive Summary

We own and operate 18.5 million square feet of Class A office properties and 3,595 apartment units (excluding our residential development pipeline) in the premier coastal submarkets of Los Angeles and Honolulu.

•	Quarterly Results: Three months ended December 31, 2018 compared to three months ended December 31, 2017:

◦	Revenues increased by 8.2% to $226.3 million.

◦	Net income attributable to common stockholders decreased by 13.2% to $25.6 million.

◦	FFO increased by 7.8% to $102.8 million, or $0.52 per fully diluted share.

◦	AFFO increased by 5.5% to $80.3 million.

◦	Same property Cash NOI increased by 3.1% to $99.1 million.

•	Annual Results: 2018 compared to 2017:

◦	Revenues increased by 8.5% to $881.3 million.

◦	Net income attributable to common stockholders increased by 22.9% to $116.1 million.

◦	FFO increased by 12.7% to $399.7 million, or $2.02 per fully diluted share.

◦	AFFO increased by 7.4% to $309.7 million.

◦	Same property Cash NOI increased by 3.5% to $388.8 million.

•
Office: Our office portfolio ended 2018 at 91.7% leased, up 0.3% from the third quarter, and our occupancy rate increased to 90.3%, up 0.8% from the prior quarter. We signed over 680,000 square feet of leases during the fourth quarter. Comparing leases we signed during the fourth quarter to the expiring leases covering the same space, straight-line rents increased by 26.3% and starting cash rents increased by 12.7% compared to expiring cash rents.

•	Multifamily: Our multifamily portfolio remains fully leased at 99.0%.

•
Office to Residential Conversion Project: In downtown Honolulu, we are converting a 25 story, 490,000 square foot office tower into approximately 500 rental apartments, which will help address a severe shortage of rental housing and revitalize the central business district. We expect the conversion to occur in phases over a number of years as the office space is vacated, with construction costs currently estimated to be around $80 million to $100 million, although the inherent uncertainties of development in our markets is compounded by the multi-year and phased nature of the conversion. See page 22.

•
Development and Repositioning Projects: We’ve completed construction at our Moanalua apartment community, which now has almost 1,200 units. With the upgrades to our existing buildings and new amenities, this is now one of the most modern and desirable workforce housing communities in Hawaii. In Brentwood we are continuing with construction at our 376 unit apartment tower. See page 22. On the office repositioning front, in the next few months we will complete several of the projects we began in 2018, and we are moving forward with additional repositioning projects for 2019 where we believe that targeted capital will yield significant future returns.

•
Debt: With the exception of a loan on our development project at Moanalua, our next term loan maturity is approximately three years away in 2022. We also have a large number of unencumbered properties that provide flexibility for future financings.

•	Dividends: Commencing with our dividend paid on January 15, 2019, we increased our quarterly cash dividend by 4% to $0.26 per common share, or $1.04 on an annualized basis.

•	Guidance: We are initiating 2019 full year guidance for Net Income Per Common Share - Diluted of $0.73 to $0.79 and for FFO of $2.07 to $2.13 per fully diluted share. See page 23.

NOTE:  See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

1                     Go to Table of Contents

Forward Looking Statements
This Fourth Quarter 2018 Earnings Results and Operating Information, which we refer to as our Earnings Package, supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

2

Company Overview

Corporate Data
as of December 31, 2018

Office Portfolio

	Consolidated	Total
Properties	63	71
Rentable square feet (in thousands)	16,617	18,455
Leased rate	91.9%	91.7%
Occupancy rate	90.4%	90.3%

Multifamily Portfolio

		Total
Properties		10
Units		3,595
Leased rate		99.0%

Market Capitalization (in thousands, except price per share)

Fully diluted shares outstanding as of December 31, 2018	198,772
Common stock closing price per share (NYSE:DEI)	$34.13
Equity capitalization	$6,784,089

Net Debt (in thousands)(1)

	Consolidated	Our Share

Debt principal	$4,163,982	$3,750,230
Less: cash and cash equivalents	(146,227)	(69,364)
Net debt	$4,017,755	$3,680,866

Leverage Ratio (in thousands, except percentage)

Pro forma enterprise value	$10,464,956
Our share of net debt to pro forma enterprise value	35%

AFFO Payout Ratio

Three Months Ended December 31, 2018	61.8%

_______________________________________

(1)	See page 12 for details and a reconciliation of this non-GAAP measure to the consolidated debt on our balance sheet.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

3                     Go to Table of Contents

Company Overview

Property Map
as of December 31, 2018

4                     Go to Table of Contents

Company Overview

Board of Directors and Executive Officers
as of January 31, 2019

BOARD OF DIRECTORS
______________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Vice Chairman, PinnacleCare
Dr. David T. Feinberg	Vice President, Google Health
Virginia A. McFerran	Partner, Optum Ventures
Thomas E. O’Hern	Chief Executive Officer, Macerich
William E. Simon, Jr.	Partner, Massey Quick Simon & Co., LLC

EXECUTIVE OFFICERS
______________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Mona M. Gisler	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

5                     Go to Table of Contents

Financial Results

Consolidated Balance Sheets
(In thousands)

	December 31, 2018	December 31, 2017

	Unaudited
Assets
Investment in real estate:
Land	$1,065,099	$1,062,345
Buildings and improvements	7,995,203	7,886,201
Tenant improvements and lease intangibles	840,653	756,190
Property under development	129,753	124,472
Investment in real estate, gross	10,030,708	9,829,208
Less: accumulated depreciation and amortization	(2,246,887)	(2,012,752)
Investment in real estate, net	7,783,821	7,816,456
Cash and cash equivalents	146,227	176,645
Tenant receivables, net	4,371	2,980
Deferred rent receivables, net	124,834	106,021
Acquired lease intangible assets, net	3,251	4,293
Interest rate contract assets	73,414	60,069
Investment in unconsolidated real estate funds	111,032	107,735
Other assets	14,759	18,442
Total assets	$8,261,709	$8,292,641

Liabilities
Secured notes payable and revolving credit facility, net	$4,134,030	$4,117,390
Interest payable, accounts payable and deferred revenue	130,154	103,947
Security deposits	50,733	50,414
Acquired lease intangible liabilities, net	52,569	75,635
Interest rate contract liabilities	1,530	807
Dividends payable	44,263	42,399
Total liabilities	4,413,279	4,390,592

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,702	1,696
Additional paid-in capital	3,282,316	3,272,539
Accumulated other comprehensive income	53,944	43,099
Accumulated deficit	(935,630)	(879,810)
Total Douglas Emmett, Inc. stockholders' equity	2,402,332	2,437,524
Noncontrolling interests	1,446,098	1,464,525
Total equity	3,848,430	3,902,049
Total liabilities and equity	$8,261,709	$8,292,641

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

6                     Go to Table of Contents

Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Revenues
Office rental
Rental revenues and tenant recoveries	$170,828	$157,473	$661,147	$606,852
Parking and other income	28,955	27,565	116,784	108,694
Total office revenues	199,783	185,038	777,931	715,546

Multifamily rental
Rental revenues	24,466	22,279	95,423	89,039
Parking and other income	2,043	1,873	7,962	7,467
Total multifamily revenues	26,509	24,152	103,385	96,506

Total revenues	226,292	209,190	881,316	812,052

Operating Expenses
Office expenses	64,289	58,393	252,751	233,633
Multifamily expenses	7,396	6,535	28,116	24,401
General and administrative	10,197	9,045	38,641	36,234
Depreciation and amortization	89,920	70,620	309,864	276,761
Total operating expenses	171,802	144,593	629,372	571,029

Operating income	54,490	64,597	251,944	241,023

Other income	3,041	2,560	11,414	9,712
Other expenses	(2,092)	(1,881)	(7,472)	(7,037)
Income, including depreciation, from unconsolidated funds	1,878	1,478	6,400	5,905
Interest expense	(33,513)	(34,768)	(133,402)	(145,176)
Demolition expenses	(272)	—	(272)	—
Net income	23,532	31,986	128,612	104,427
Less: Net loss (income) attributable to noncontrolling interests	2,103	(2,450)	(12,526)	(9,984)
Net income attributable to common stockholders	$25,635	$29,536	$116,086	$94,443

Net income per common share - basic	$0.15	$0.17	$0.68	$0.58
Net income per common share - diluted	$0.15	$0.17	$0.68	$0.58

Dividends declared per common share	$0.26	$0.25	$1.01	$0.94

Weighted average shares of common stock outstanding - basic	170,121	169,521	169,893	160,905
Weighted average shares of common stock outstanding - diluted	170,121	169,562	169,902	161,230

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

7                     Go to Table of Contents

Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Funds From Operations (FFO)
Net income attributable to common stockholders	$25,635	$29,536	$116,086	$94,443
Depreciation and amortization of real estate assets	89,920	70,620	309,864	276,761
Net (loss) income attributable to noncontrolling interests	(2,103)	2,450	12,526	9,984
Adjustments attributable to unconsolidated funds(2)	4,320	4,080	16,702	16,220
Adjustments attributable to consolidated joint ventures(2)	(14,964)	(11,311)	(55,448)	(42,674)
FFO	$102,808	$95,375	$399,730	$354,734

Adjusted Funds From Operations (AFFO)
FFO	$102,808	$95,375	$399,730	$354,734
Straight-line rent	(6,098)	(3,843)	(18,813)	(12,855)
Net accretion of acquired above- and below-market leases	(4,782)	(4,716)	(22,025)	(18,006)
Loan costs	1,956	4,000	8,087	11,443
Recurring capital expenditures, tenant improvements and leasing expenses	(22,918)	(20,806)	(88,461)	(73,025)
Non-cash compensation expense	7,392	4,998	22,298	18,461
Adjustments attributable to unconsolidated funds(2)	(1,701)	(1,568)	(7,422)	(5,113)
Adjustments attributable to consolidated joint ventures(2)	3,622	2,650	16,328	12,788
AFFO	$80,279	$76,090	$309,722	$288,427

Weighted average shares of common stock outstanding - diluted	170,121	169,562	169,902	161,230
Weighted average units in our operating partnership outstanding	28,142	25,836	28,154	25,796
Weighted average fully diluted shares outstanding	198,263	195,398	198,056	187,026

Net income per common share - diluted	$0.15	$0.17	$0.68	$0.58
FFO per share - fully diluted	$0.52	$0.49	$2.02	$1.90
Dividends paid per share(3)	$0.25	$0.23	$1.00	$0.92
______________________________________________

(1)
Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated joint ventures and our unconsolidated Funds.

(2)
Adjusts for the portion of each other listed adjustment item on our share of the results of our unconsolidated Funds and for each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated joint ventures.

(3)	Reflects dividends paid within the respective quarters.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

8                     Go to Table of Contents

Financial Results

Same Property Statistics & Net Operating Income (NOI)
(Unaudited; in thousands, except statistics)

	As of December 31,
	2018	2017
Office Statistics
Number of properties	47	47
Rentable square feet (in thousands)	11,810	11,738
Ending % leased	91.5%	91.8%
Ending % occupied	90.4%	90.5%
Quarterly average % occupied	90.0%	90.1%

Multifamily Statistics
Number of properties	9	9
Number of units	2,640	2,640
Ending % leased	99.5%	99.3%

	Three Months Ended December 31,		% Favorable
	2018	2017	(Unfavorable)
Net Operating Income (NOI)(1)
Office revenues	$129,990	$121,393	7.1%
Office expenses	(42,193)	(38,717)	(9.0)%
Office NOI	87,797	82,676	6.2%

Multifamily revenues	21,298	20,514	3.8%
Multifamily expenses	(5,521)	(5,271)	(4.7)%
Multifamily NOI	15,777	15,243	3.5%

Total NOI	$103,574	$97,919	5.8%

Cash Net Operating Income (NOI)(1)
Office cash revenues	$125,507	$119,603	4.9%
Office cash expenses	(42,206)	(38,730)	(9.0)%
Office cash NOI	83,301	80,873	3.0%

Multifamily cash revenues	21,294	20,507	3.8%
Multifamily cash expenses	(5,521)	(5,271)	(4.7)%
Multifamily cash NOI	15,773	15,236	3.5%

Total Cash NOI	$99,074	$96,109	3.1%

_________________________________________________

(1)	See page 10 for a reconciliation of these non-GAAP measures to net income attributable to common stockholders.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

9                     Go to Table of Contents

Financial Results

Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended December 31,
	2018	2017

Same property office cash revenues	$125,507	$119,603
Non cash adjustments per definition of NOI	4,483	1,790
Same property office revenues	129,990	121,393

Same property office cash expenses	(42,206)	(38,730)
Non cash adjustments per definition of NOI	13	13
Same property office expenses	(42,193)	(38,717)

Office NOI	87,797	82,676

Same property multifamily cash revenues	21,294	20,507
Non cash adjustments per definition of NOI	4	7
Same property multifamily revenues	21,298	20,514

Same property multifamily expenses	(5,521)	(5,271)

Multifamily NOI	15,777	15,243

Same Property NOI	103,574	97,919
Non-comparable office revenues	69,793	63,645
Non-comparable office expenses	(22,096)	(19,676)
Non-comparable multifamily revenues	5,183	3,638
Non-comparable multifamily expenses	(1,847)	(1,264)
NOI	154,607	144,262
General and administrative	(10,197)	(9,045)
Depreciation and amortization	(89,920)	(70,620)
Operating income	54,490	64,597
Other income	3,041	2,560
Other expenses	(2,092)	(1,881)
Income, including depreciation, from unconsolidated real estate funds	1,878	1,478
Interest expense	(33,513)	(34,768)
Demolition expenses	(272)	—
Net income	23,532	31,986
Less: Net loss (income) attributable to noncontrolling interests	2,103	(2,450)
Net income attributable to common stockholders	$25,635	$29,536

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

10                     Go to Table of Contents

Financial Results

Financial Data for Joint Ventures & Funds
(Unaudited, in thousands)

	Three Months Ended December 31, 2018

	Wholly-Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$182,907	$43,385	$20,656
Office and multifamily operating expenses	$57,846	$13,839	$6,942
Straight-line rent	$4,345	$1,753	$69
Above/below-market lease revenue	$1,312	$3,470	$(3)
Cash NOI attributable to outside interests(3)	$—	$16,155	$4,833
Our share of cash NOI(4)	$119,404	$8,168	$8,815

	Year Ended December 31, 2018

	Wholly-Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$712,809	$168,507	$79,589
Office and multifamily operating expenses	$227,156	$53,711	$27,010
Straight-line rent	$11,296	$7,517	$1,135
Above/below-market lease revenue	$6,026	$15,999	$(6)
Cash NOI attributable to outside interests(3)	$—	$60,777	$18,500
Our share of cash NOI(4)	$468,331	$30,503	$32,950
______________________________________________________

(1)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three consolidated joint ventures ("JVs") which we manage and in which we own a weighted average interest of approximately 28% based on square footage. The JVs own a combined ten Class A office properties totaling 2.8 million square feet in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) in most cases, additional distributions based on Cash NOI.

(2)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three unconsolidated Funds which we manage and in which we own a weighted average interest of approximately 62% based on square footage. The Funds own a combined eight Class A office properties totaling 1.8 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.

(3)	Represents the share of Cash NOI allocable under the applicable agreements to interests other than our fully diluted shares.

(4)	Represents the share of Cash NOI allocable to our fully diluted shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

11                     Go to Table of Contents

Financial Results

Loans (As of December 31, 2018, unaudited)

Maturity Date(1)		Principal Balance (In Thousands)	Our Share(2) (In Thousands)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

10/1/2019		$145,000	$145,000	LIBOR + 1.25%	N/A
4/15/2022		340,000	340,000	2.77%	4/1/2020
7/27/2022		180,000	180,000	3.06%	7/1/2020
11/1/2022		400,000	400,000	2.64%	11/1/2020
6/23/2023		360,000	360,000	2.57%	7/1/2021
12/23/2023		220,000	220,000	3.62%	12/23/2021
1/1/2024		300,000	300,000	3.46%	1/1/2022
3/3/2025		335,000	335,000	3.84%	3/1/2023
4/1/2025		102,400	102,400	2.84%	3/1/2020
12/1/2025		115,000	115,000	2.76%	12/1/2020
6/1/2027		550,000	550,000	3.16%	6/1/2022
6/1/2038	(4)	31,582	31,582	4.55%	N/A
8/21/2020	(5)	105,000	105,000	LIBOR + 1.40%	N/A
Subtotal		3,183,982	3,183,982

Consolidated Joint Ventures

2/28/2023		580,000	174,000	2.37%	3/1/2021
12/19/2024		400,000	80,000	3.47%	1/1/2023
Total Consolidated Loans	(6)	$4,163,982	$3,437,982

Unconsolidated Funds

3/1/2023		$110,000	$26,954	2.30%	3/1/2021
7/1/2024		400,000	285,294	3.44%	7/1/2022
Total Unconsolidated Loans		$510,000	$312,248

Total Loans			$3,750,230

________________________________________________________________________
Except as noted below, each loan (including our revolving credit facility) is non-recourse and secured by one or more separate collateral pools consisting of one or more properties, and requires interest-only monthly payments with the outstanding principal due upon maturity.

(1)	Maturity dates include the effect of extension options.

(2)	"Our Share" is a non GAAP measure calculated by multiplying the principal balance by our share of the borrowing entity's equity.

(3)	Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.

(4)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(5)	$400 million revolving credit facility. Unused commitment fees range from 0.15% to 0.20%.

(6)
Our consolidated debt on the balance sheet of $4.13 billion is calculated by adding $4.0 million of unamortized loan premium and deducting $33.9 million of unamortized deferred loan costs from our total consolidated loans of $4.16 billion.

Statistics for Consolidated Loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$3.91
Weighted average remaining life (including extension options)	5.4 years
Weighted average remaining fixed interest period	2.6 years
Weighted average annual interest rate	3.07%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

12                     Go to Table of Contents

Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of December 31, 2018

Submarket	Number of Properties	Rentable Square Feet	Submarket Rentable Square Feet(1)	Our Market Share in Submarket(2)

Brentwood	15	2,068,190	3,328,102	62.1%
Sherman Oaks/Encino	12	3,486,941	6,528,253	53.4
Westwood	6	2,133,881	4,211,981	50.7
Warner Center/Woodland Hills	3	2,830,996	7,667,855	36.9
Honolulu	4	1,763,845	5,088,599	34.7
Olympic Corridor	5	1,141,560	3,458,794	33.0
Beverly Hills(3)	11	2,194,631	7,089,250	27.9
Santa Monica	11	1,427,671	9,861,775	14.5
Century City	3	951,534	10,148,454	9.4
Burbank	1	456,205	7,060,975	6.5
Total / Weighted Average(4)	71	18,455,454	64,444,038	39.1%

_______________________________________________________

(1)	Source is the 2018 fourth quarter CBRE Marketview report.

(2)	Calculated by dividing Rentable Square Feet by the applicable Submarket Rentable Square Feet.

(3)
Includes a 216,000 square foot property located just outside the Beverly Hills city limits. To calculate our percentage of the submarket, the property is not included in the numerator or the denominator for consistency with third party data.

(4)	The average of our market share in all submarkets is weighted based on the square feet of exposure in our total portfolio to each submarket.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

13                     Go to Table of Contents

Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of December 31, 2018
Annualized Rent by Submarket

Submarket	Percent Leased(1)	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Beverly Hills	96.0%	$103,654,116	$51.00	$4.25
Brentwood	91.0	79,619,517	44.20	3.68
Burbank	100.0	22,515,408	49.35	4.11
Century City	93.3	39,841,715	47.88	3.99
Honolulu	87.9	49,535,063	33.70	2.81
Olympic Corridor	91.5	38,478,427	38.62	3.22
Santa Monica	93.4	90,462,372	71.22	5.93
Sherman Oaks/Encino	92.4	114,073,086	36.70	3.06
Warner Center/Woodland Hills	87.2	69,732,752	29.22	2.44
Westwood	92.5	92,882,126	49.02	4.08
Total / Weighted Average	91.7%	$700,794,582	$43.13	$3.59

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended December 31, 2018				$0.13
Twelve months ended December 31, 2018				$0.27

_______________________________________________________________

(1)	Includes 258,614 square feet with respect to signed leases not yet commenced at December 31, 2018.

(2)	Excludes signed leases not yet commenced at December 31, 2018.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

14                     Go to Table of Contents

Portfolio Data

Office Lease Diversification
Total Office Portfolio as of December 31, 2018

Portfolio Tenant Size
	Median	Average

Square feet	2,600	5,500

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,451	49.2%	1,996,030	12.3%	$84,709,765	12.1%
2,501-10,000	1,123	38.1	5,492,073	33.8	232,835,025	33.2
10,001-20,000	237	8.0	3,267,485	20.1	137,477,094	19.6
20,001-40,000	103	3.5	2,820,838	17.4	118,613,578	16.9
40,001-100,000	32	1.1	1,770,591	10.9	85,517,687	12.2
Greater than 100,000	4	0.1	901,051	5.5	41,641,433	6.0
Total for all leases	2,950	100.0%	16,248,068	100.0%	$700,794,582	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

15                     Go to Table of Contents

Portfolio Data

Largest Office Tenants
Total Office Portfolio as of December 31, 2018

Tenants paying 1% or more of our aggregate annualized rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(2)	3	3	2020-2024	468,775	2.5%	$22,953,657	3.2%
UCLA(3)	25	10	2019-2027	319,161	1.7	15,691,388	2.2
William Morris Endeavor(4)	2	1	2027	205,313	1.1	11,671,698	1.7
Morgan Stanley(5)	5	5	2022-2027	145,488	0.8	9,007,837	1.3
Equinox Fitness(6)	5	5	2020-2033	180,087	1.0	7,426,266	1.1
Total	40	24		1,318,824	7.1%	$66,750,846	9.5%

______________________________________________________

(1)	Expiration dates are per lease (expiration dates do not reflect storage and similar leases).

(2)	Square footage expires as follows: 2,000 square feet in 2020, 11,000 square feet in 2021, and 456,000 square feet in 2024.

(3)
Square footage expires as follows: 6,400 square feet in 2019, 46,000 square feet in 2020, 68,000 square feet in 2021, 55,000 square feet in 2022, 40,000 square feet in 2023, 36,000 square feet in and 2024, 67,000 square feet in 2027. Tenant has options to terminate 31,000 square feet in 2020, 15,000 square feet in 2023, and 51,000 square feet in 2025.

(4)	Tenant has an option to terminate 2,000 square feet in 2020 and 202,000 square feet in 2022.

(5)
Square footage expires as follows: 15,000 square feet in 2022, 30,000 square feet in 2023, 26,000 square feet in 2025, and 74,000 square feet in 2027. Tenant has options to terminate 30,000 square feet in 2021, and 26,000 square feet in 2022.

(6)	Square footage expires as follows: 42,000 square feet in 2020, 33,000 square feet in 2024, 31,000 square feet in 2027, 44,000 square feet in 2028, and 30,000 square feet in 2033.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

16                     Go to Table of Contents

Portfolio Data

Office Industry Diversification
Total Office Portfolio as of December 31, 2018

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	577	18.0%
Financial Services	393	14.9
Entertainment	212	13.1
Real Estate	293	11.2
Accounting & Consulting	363	10.2
Health Services	374	7.6
Retail	194	5.9
Technology	130	5.1
Insurance	103	4.1
Educational Services	57	3.7
Public Administration	93	2.3
Advertising	59	1.6
Manufacturing & Distribution	55	1.2
Other	47	1.1
Total	2,950	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

17                     Go to Table of Contents

Portfolio Data

Office Lease Expirations
Total Office Portfolio as of December 31, 2018
(1) Average of the percentage of leases expiring at December 31, 2015, 2016, and 2017 with the same remaining duration as the leases for the labeled year had at December 31, 2018. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at December 31, 2018	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	79	366,917	2.0%	$13,869,946	2.0%	$37.80	$37.91
2019	520	1,708,218	9.3	67,811,719	9.7	39.70	40.28
2020	644	2,758,179	14.9	113,778,026	16.2	41.25	42.98
2021	552	2,627,560	14.2	110,020,206	15.7	41.87	45.00
2022	394	2,051,850	11.1	86,049,872	12.3	41.94	46.79
2023	324	2,183,740	11.8	97,933,949	14.0	44.85	51.77
2024	178	1,786,529	9.7	79,835,721	11.4	44.69	54.86
2025	108	868,826	4.7	40,122,752	5.7	46.18	57.40
2026	47	530,434	2.9	24,766,078	3.5	46.69	59.14
2027	56	874,683	4.7	41,912,643	6.0	47.92	61.92
2028	37	346,330	1.9	18,312,269	2.6	52.88	71.11
Thereafter	11	144,802	0.8	6,381,401	0.9	44.07	64.72
Subtotal/weighted average	2,950	16,248,068	88.0%	700,794,582	100.0%	43.13	48.99
Signed leases not commenced		258,614	1.4
Available		1,530,903	8.3
Building management use		129,323	0.7
BOMA adjustment(3)		288,546	1.6
Total/weighted average	2,950	18,455,454	100.0%	$700,794,582	100.0%	$43.13	$48.99

___________________________________________________

(1)	Represents annualized rent at December 31, 2018 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

18                     Go to Table of Contents

Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of December 31, 2018

	Q1 2019	Q2 2019	Q3 2019	Q4 2019

Expiring Square Feet(1)	256,817	397,544	487,036	566,821
Percentage of Portfolio	1.4%	2.2%	2.6%	3.1%
Expiring Rent per Square Foot(2)	$38.37	$37.79	$42.11	$41.32

Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, the data in this table should only be extrapolated with caution.

		Q1 2019	Q2 2019	Q3 2019	Q4 2019

Beverly Hills	Expiring SF(1)	24,335	16,660	107,923	73,132
	Expiring rent per SF(2)	$45.10	$50.88	$46.81	$63.70

Brentwood	Expiring SF(1)	41,269	51,885	76,384	64,537
	Expiring rent per SF(2)	$40.17	$43.63	$45.50	$49.82

Century City	Expiring SF(1)	10,435	22,258	16,230	13,477
	Expiring rent per SF(2)	$44.28	$33.20	$50.44	$49.73

Honolulu	Expiring SF(1)	37,583	65,082	34,434	55,342
	Expiring rent per SF(2)	$33.53	$34.18	$34.11	$34.04

Olympic Corridor	Expiring SF(1)	16,153	28,118	43,449	29,421
	Expiring rent per SF(2)	$34.24	$37.63	$44.37	$35.40

Santa Monica	Expiring SF(1)	10,789	6,951	15,937	14,517
	Expiring rent per SF(2)	$68.83	$58.05	$66.48	$61.05

Sherman Oaks/Encino	Expiring SF(1)	51,224	86,840	61,773	211,726
	Expiring rent per SF(2)	$35.76	$35.97	$33.90	$34.07

Warner Center/Woodland Hills	Expiring SF(1)	45,211	79,733	82,606	71,103
	Expiring rent per SF(2)	$29.72	$30.10	$30.82	$30.99

Westwood	Expiring SF(1)	19,818	40,017	48,300	33,566
	Expiring rent per SF(2)	$45.73	$49.04	$48.88	$49.10

_________________________________________________________________

(1)	Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of December 31, 2018, other than 366,917 square feet of Short-Term Leases.

(2)
Includes the impact of rent escalations over the entire term of the expiring lease, and is therefore not directly comparable to starting rents. Fluctuations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, as well as the varying terms and square footage of the individual leases expiring.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

19                     Go to Table of Contents

Portfolio Data

Office Leasing Activity
Total Office Portfolio during the Three Months ended December 31, 2018

Net Absorption During Quarter(1)	0.30%

Office Leases Signed During Quarter	Number of leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	82	286,044	58
Renewal leases	101	396,961	43
All leases	183	683,005	49

Change in Annual Rental Rates (Per Square Foot) for Office Leases Executed during the Quarter(2)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases signed during the quarter	$45.45	$46.85	N/A
Prior leases for the same space	$35.91	$37.10	$40.35
Percentage change	26.6%	26.3%	12.7%	(3)

Average Office Lease Transaction Costs (Per Square Foot)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during the quarter	$36.87	$7.68
Renewal leases signed during the quarter	$15.60	$4.40
All leases signed during the quarter	$24.51	$6.02

________________________________________________________________

(1)	Net absorption represents the change in percentage leased between the last day of the current and prior quarter, excluding properties acquired or sold during the current quarter.

(2)
Represents the average initial stabilized cash and straight-line rents on new and renewed leases signed during the quarter compared to the prior leases for the same space, excluding Short Term Leases, leases where the prior lease was terminated more than a year before signing of the new lease, and leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe base rent reflects other off-market inducements to the tenant that are not reflected in the prior lease document.

(3)
The percentage change for expiring cash rent represents the comparison between the starting cash rent on leases signed during the quarter and the expiring cash rent for the prior leases for the same space.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

20                     Go to Table of Contents

Portfolio Data

Multifamily Portfolio Summary
as of December 31, 2018

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	26%
Honolulu(1)	3	1,825	51
Santa Monica	2	820	23
Total	10	3,595	100%

Submarket	Percent Leased	Annualized Rent(2)	Monthly Rent Per Leased Unit

Brentwood	99.6%	$31,529,304	$2,777
Honolulu(1)	98.5	39,729,672	1,849
Santa Monica	99.3	29,582,376	3,032
Total / Weighted Average	99.0%	$100,841,352	$2,367

Recurring Multifamily Capital Expenditures per Unit(3)

Three months ended December 31, 2018	$210
Twelve months ended December 31, 2018	$772

________________________________________________________________

(1)	Includes newly developed units just made available for rent.

(2)	The multifamily portfolio also includes 10,495 square feet of ancillary retail space generating annualized rent of $397,190, which is not included in multifamily annualized rent.

(3)	Excludes new development units.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

21                     Go to Table of Contents

Developments

Development Projects

1132 Bishop Street, Honolulu, Hawaii
In downtown Honolulu, we are converting a 25 story, 490,000 square foot office tower into approximately 500 rental apartments. This project will help address the severe shortage of rental housing in Honolulu, and revitalize the central business district, where we own a significant portion of the Class A office space.
We expect the conversion to occur in phases over a number of years as the office space is vacated. In select cases, we will relocate tenants to our other office buildings in Honolulu, although we do not have enough vacancy to accommodate all of them.
We currently estimate that construction costs will be around $80 million to $100 million, although the inherent uncertainties of development are compounded by the multi-year and phased nature of the conversion. Assuming timely approvals, we expect the first units to be delivered in 2020.

Moanalua Hillside Apartments, Honolulu, Hawaii

Shortly after year-end we completed construction of our 491 unit apartment development at Moanalua. This project now includes a total of 1,171 units on 28 acres. We have also completed upgrades to the existing buildings, improved the parking and landscaping, built a new leasing and management office and constructed a new fitness center and two pools, resulting in one of the most modern and desirable workforce housing communities in Hawaii.

Residential High Rise Tower, Brentwood, California
In Brentwood, we are building the first new residential high-rise development west of the 405 freeway in more than 40 years, offering stunning ocean views and luxury amenities. The 34 story, 376 unit tower is being built on a site that is directly adjacent an office building and a 712 unit residential property that we own. The estimated budget is between $180 million and $200 million, not including the cost of the land which we have owned since 1997. As part of the project, we are investing additional capital to build a one acre park on Wilshire Boulevard that will be available to the public and provide a valuable amenity to our surrounding properties and community. We expect construction to take about 3 years.
Rendering of our new residential tower in Brentwood (center), with a new park in the foreground, and our existing residential and office buildings (left and right, respectively).

All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

22                     Go to Table of Contents

Guidance

2019 Guidance

Metric	Per Share
Net income per common share - diluted	$0.73 to $0.79
FFO per share - fully diluted	$2.07 to $2.13

Assumptions

Metric	Commentary	Assumption Range
Average Office Occupancy		89% to 91%
Residential Leased Rate	We manage our apartment portfolio to be fully leased (due to rent control in our markets). Our assumption excludes the impact of leasing up newly developed units.	Essentially fully leased
Same Property Cash NOI Growth		5% to 6%
Above/Below Market Net Revenue	Includes 100% of our consolidated JVs share (not our pro rata share).	$14 to $16 million
Straight-line Revenue	Includes 100% of our consolidated JVs share (not our pro rata share).	$10 to $12 million
G&A	As a result of a new lease accounting standard, G&A now includes approximately 2 cents per share of internal leasing costs that would have been capitalized under the previous standard.	$39 to $43 million
Interest Expense	Includes 100% of our consolidated JVs share (not our pro rata share).	$134 to $137 million
___________________________________________
Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, financings, other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 24 for a reconciliation of our Non-GAAP guidance.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

23                     Go to Table of Contents

Guidance

Reconciliation of our 2019 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net income per common share - diluted to FFO per share - fully diluted:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$124.1	$134.3
Adjustments for depreciation and amortization of real estate assets	315.0	305.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated funds	(27.2)	(15.4)
FFO	$411.9	$423.9

Reconciliation of shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	170.0	170.0
Weighted average units in our operating partnership outstanding	29.0	29.0
Weighted average fully diluted shares outstanding	199.0	199.0

Per share	Low	High

Net income per common share - diluted	$0.73	$0.79
FFO per share - fully diluted	$2.07	$2.13
_____________________________________________
(1)    This reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

24                     Go to Table of Contents

Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing expenses (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 258,614 square feet with respect to signed leases not yet commenced at December 31, 2018).  For our triple net office properties (in Honolulu and two single tenant buildings in Los Angeles), annualized rent is calculated by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent does include rent for a health club that we own and operate in Honolulu and our corporate headquarters in Santa Monica.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated joint ventures. We own 100% of our consolidated portfolio except for ten office properties totaling 2.8 million square feet which we own through three consolidated joint ventures and in which we own a weighted average of approximately 28% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents, and before adding unamortized loan premium and deducting unamortized deferred loan costs. Cash and cash equivalents are subtracted because they could be used to reduce the debt obligations and unamortized loan premium and deferred loan costs are not adjusted for because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on December 31, 2018.

Fully Diluted Shares:  Represents the sum of our diluted shares outstanding plus the outstanding units in our Operating Partnership.

Funds: Fund X Opportunity Fund, LLC, Douglas Emmett Fund X, LLC and Douglas Emmett Partnership X, LP.

25                     Go to Table of Contents

Definitions

Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, excluding gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs) from our net income (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify trends in occupancy rates, rental rates and operating costs from year to year, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and excluding leases for tenants relocated due to repositioning projects.

Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested LTIP awards that contain nonforfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:
•NOI: is calculated by excluding the following from our net income: general and administrative expense, depreciation and amortization expense, other income, other expense, income, including depreciation, from unconsolidated real estate funds, interest expense, gains (or losses) on sales of investments in real estate and net income attributable to noncontrolling interests.
•Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs. NOI is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  The percentage leased, excluding signed leases not yet commenced, as of December 31, 2018. Management space is considered leased and occupied, while space taken out of service during a repositioning is excluded from both the numerator and denominator for calculating percentage leased and occupied.

Operating Partnership: Douglas Emmett Properties, LP

26                     Go to Table of Contents

Definitions

Our Share of Net Debt: We calculate our share of net debt by multiplying the principal balance of our consolidated loans and our unconsolidated Funds loans by our equity interest in the relevant borrower, and subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or equivalent. We subtract cash and cash equivalents because they could be used to reduce the debt obligations, but do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Our share of net debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report our share of net debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.

Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses, (iv) casualty damage and (v) bringing the property into compliance with governmental requirements.

Rentable Square Feet:  Based on the BOMA measurement.  At December 31, 2018, total consists of 16,506,682 leased square feet (including 258,614 square feet with respect to signed leases not commenced), 1,530,903 available square feet, 129,323 building management use square feet and 288,546 square feet of BOMA adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, (iii) held for sale, contributed or otherwise removed from our consolidated financial statements, or (iv) that underwent a major repositioning project or were impacted by development activity that we believed significantly affected the properties' results. Our same properties for 2018 included all of our wholly-owned properties other than (1) a 146,300 square foot office property in Beverly Hills that we acquired in 2017, and (2) five office properties in Los Angeles totaling 1.9 million square feet and a multifamily community in Honolulu which we expected to be affected by repositioning or development activities. Our same properties for 2019 include all of our Consolidated Portfolio properties, other than (1) a 80,500 square foot property in Honolulu where the largest tenant is a gym that we own and operate, (2) a 492,600 square foot office property in Honolulu and a multifamily property in Honolulu which we expect to be affected by development activities, and (3) two office properties in Los Angeles totaling 790,000 square feet which we expect to be affected by repositioning activity and carryover leases from before our purchase.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: Includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our three unconsolidated real estate Funds, in which we own a weighted average of approximately 62% based on square footage.

"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, as well as our consolidated JVs and our unconsolidated Funds.

27                     Go to Table of Contents